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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2000 relating to the consolidated financial statements, which appears in Greater Bay Bancorp's Current Report on Form 8-K dated February 1, 2000. We also consent to reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 26, 2000